UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2023 (July 25, 2023)

Velo3D, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Adrian Keppler as Director

On July 25, 2023, the Board of Directors (the “Board”) of Velo3D, Inc. (the “Company” or “we,” “us” and “our”), upon the recommendation of the Nominating and Governance Committee of the Board (the “Governance Committee”), appointed Adrian Keppler to serve as a member of the Board to fill the vacancy created by the resignation described below. The Board also appointed Dr. Keppler to serve on the Governance Committee. These appointments will be effective on August 1, 2023. Dr. Keppler will serve as a Class I director with an initial term expiring at the Company’s 2025 annual meeting of stockholders.

Dr. Keppler is the chief executive officer of AM Scalation, an additive manufacturing consulting company, which he founded in April 2021. He previously held multiple positions at EOS GmbH (“EOS”), a global provider of 3D printing solutions, including serving as managing director from October 2019 to March 2021, chief executive officer from May 2017 to September 2019 and chief marketing officer from October 2012 to April 2017. Prior to EOS, he held different management positions within Siemens AG, a global manufacturing and technology company headquartered in Munich. Dr. Keppler currently serves on the advisory boards of Incus GmBH, a 3D printer manufacturer, AM-Flow, a provider of end-to-end automation for 3D-printing factories, and Roboze, an industrial 3D printer manufacturer. He also serves as an industry advisor to PartsCloud GmBH, a provider of cloud-based logistics for spare parts, and as a member of the board of directors of Sun Metalon, Inc., a metal 3D printing manufacturer. Dr. Keppler holds a PhD in Geotechnical Engineering from Ludwig Maximilians University of Munich and a degree in in Business Administration from the University of Zurich.

Dr. Keppler has no arrangements or understandings pursuant to which he was appointed a director and he does not have any transactions reportable under Item 404(a) of Regulation S-K.

Dr. Keppler will be compensated in accordance with the Company’s standard compensation policy, as may be amended from time to time, for its non-employee directors, which is generally described under the heading “Non-Employee Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-39757) filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2023. Dr. Keppler will also enter into our standard indemnification agreement, a form of which was previously filed with the SEC as Exhibit 10.18 to the Company’s Current Report on Form 8-K (File No. 001-39757) on October 5, 2021.

Resignation of Ellen Pawlikowski as Director

As previously reported in the Company’s Current Report on Form 8-K (File No. 001-39757) filed with the SEC on June 5, 2023, on June 2, 2023, Ellen Pawlikowski notified the Company of her intention to resign from the Board in July 2023. On July 25, 2023, the Board received a letter from Gen. Pawlikowski resigning as a director of the Company and as a member of Board committees on which she serves. Gen. Pawlikowski’s resignation will be effective on July 31, 2023.

There are no disagreements between Gen. Pawlikowski, on the one hand, and the Company or the Board, on the other hand.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the appointment described above is being furnished as Exhibit 99.1 to this filing. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 31, 2023, regarding Board appointment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.
Date:	July 31, 2023	By:	/s/ Benyamin Buller
		Name:	Benyamin Buller
		Title:	Chief Executive Officer